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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT

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NAME                                                STATE OF INCORPORATION
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
SVS Trucking, Inc.                                         Minnesota

ShopKo Properties, Inc.                                    Minnesota

ShopKo Ventures - Duluth, Inc                              Minnesota

Penn-Daniels, Incorporated                                 Delaware

SKO Holdings, Inc.                                         Delaware

Pamida Holdings Corporation                                Delaware

Pamida, Inc.                                               Delaware

Seaway Importing Company                                   Nebraska

Pamida Transportation Company                              Nebraska

Pamida Foundation                                          Nebraska (non-profit)

P.M. Place Stores Company                                  Missouri

Place's Associates' Expansion, LLC                         Missouri

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